SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2018

AMERICAN CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-26108	90-1116625 (I.R.S. Employer Identification Number)

5690 Logan St # A, Denver, Colorado 80216

(Address of Principal Executive Offices and Zip Code)

(303) 974-4770

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On August 16, 2018, the Registrant dismissed Malone Bailey as its principal accountant to audit the Registrant’s financial statements. During Malone Bailey’s engagement, it did not issue any reports on the Registrant’s financial statements. The dismissal of Malone Bailey was approved by the Registrant’s board of directors. During the two most recent fiscal years, and any subsequent interim period through the date of dismissal, there have been no disagreements with Malone Bailey or certain other reportable events. Pursuant to Item 304(a)(3) of Reg. SK, prior to this filing the Registrant provided Malone Bailey with a copy of its disclosures, and requested Malone Bailey to provide the Registrant with a letter addressed to the Commission indicating whether it agrees with the Registrant’s disclosures. Included herewith as an Exhibit is the letter the Registrant received from Malone Bailey.

(b) On August 22, 2018, the Registrant engaged L&L CPAs as its principal accountant to audit the Registrant’s financial statements. During the Registrant’s two most recent fiscal years, and any subsequent interim period prior to engaging L&L CPA’s, neither the Registrant nor anyone acting on its behalf consulted with L&L CPAs regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Registrant, or the type of audit opinion that might be rendered by L&L CPAs on the Registrant’s financial statements; or (ii) any matter that was either the subject of any disagreement with the Registrant’s former independent auditor, Malone Bailey, or any reportable event with respect to Malone Bailey.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 21, 2018, R. Leslie Hymers, III, the Registrant’s Chief Financial Officer, resigned his position. On April 21, 2018, the Registrant appointed Michael Schwanbeck, age 26, as its Chief Financial Officer. Mr. Schwanbeck does not have a family relationship with any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer.

Since the beginning of the Registrant's last fiscal year to the effective date of Mr. Schwanbeck’s appointment, Mr. Schwanbeck has not been a participant, nor has he had any direct or indirect material interest in any transaction in which the Registrant was or is to be a participant, and the amount involved exceeded $120,000.

Mr. Schwanbeck agreed to render services as Chief Financial Officer to the Registrant. Mr. Schwanbeck’s duties include but are not limited to: providing such services and fiduciary duties as are provided by a Chief Financial Officer of a publicly traded fully reporting company in compliance with the 1934 Securities and Exchange Act, the 2002 Sarbanes-Oxley Act, and the Rules and Regulations promulgated by the Securities and Exchange Commission. The Registrant agreed to compensate Mr. Schwanbeck with an annual salary of $60,000.00, and an annual cashless warrant to receive 25,000 shares of common stock.

Mr. Schwanbeck’s professional background includes tax accounting and managing income tax returns for corporations, s-corps, partnerships, and individuals. Mr. Schwanbeck has also audit experience examining business organizations, and is experienced in managing  business taxes including sales tax, payroll tax, and property tax returns. Mr. Schwanbeck graduated from the University of Minnesota Duluth in December of 2014 with a Bachelor’s degree in Accountancy and a minor in Mathematics. He was certified as a college business and math tutor though the College Reading & Learning Association. Mr. Schwanbeck is pending issuance of his certified public accountancy license in Colorado.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number Description

16.1 Correspondence from Malone Bailey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 22, 2018

AMERICAN CANNABIS COMPANY, INC.

(Registrant)

By: /s/ Terry Buffalo

Terry Buffalo

Principal Executive Officer